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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InVision Technologies, Inc. on Form S-3 of our report dated February 11, 2002 (February 28, 2002 as to Note 16), included and incorporated by reference in the Annual Report on Form 10-K/A of InVision Technologies, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
June 24, 2002

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  EXHIBIT 23.1